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                                    EXHIBIT 6






                                December 11, 2000


Hawker Pacific Aerospace
1120 Sherman Way
Sun Valley, CA  91352

RE:     Warrant issued to Lufthansa Technik AG ("LHT") by Hawker Pacific
Aerospace (The "Company") dated as of September 20, 2000 (the "Warrant")

Dear Sirs:

        This letter is to express to the Company the intent of LHT to exercise the Warrant following the requisite shareholder approval of such Warrant at a special meeting of the shareholders of the Company and prior to the expiration of the Warrant.


                                    Sincerely,

                                    LUFTHANSA TECHNIK AG



                                    By: /s/ Bernhard Langlotz
                                        ------------------------------
                                    Name: Bernhard Langlotz
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                                    Title: General Counsel
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